Exhibit 99.1

News Release	3D Systems Corporation
333 Three D Systems Circle
Rock Hill, SC 29730

www.3dsystems.com
NASDAQ: TDSC

Investor Contact:	Chanda Hughes	Media Contact:	Katharina Hayes
	803-326-4010		803-326-3941
	Email: HughesC@3dsystems.com		Email: HayesK@3dsystems.com

3D Systems Corporation to Restate Financial Statements for the First Half of 2006

ROCK HILL, South Carolina, November 3, 2006 — 3D Systems Corporation (NASDAQ: TDSC), a leading provider of rapid 3-D printing, prototyping and manufacturing solutions, today announced that it expects to restate its unaudited quarterly financial statements for the first and second quarters of 2006.  The company also announced that it intends to postpone its regular third-quarter 2006 earnings release and the filing of its Quarterly Report on Form 10-Q for the period ended September 30, 2006 pending the completion of its review and restatement of the financial statements for the periods affected.

In connection with the preparation of the company’s financial results for the third quarter of 2006, based on information presented by the company’s management, management and the Audit Committee of the company determined that the financial statements included in the company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006 contained errors.  As a result, the Audit Committee has concluded that the financial statements for those periods should be restated, and that investors should not rely upon those financial statements without taking into account the anticipated adjustments described in this press release.

The errors identified primarily include errors in recording customer credits and deposits, and to a lesser extent (i) errors and adjustments identified in reconciling fixed asset and construction-in-progress accounts and related depreciation and (ii) adjustments resulting from the reconciliation of several income and expense accounts and accrued liabilities.  The anticipated restatements do not result from option grants or the timing of option grants.

The company’s management identified these errors primarily as a result of its efforts to remediate the material weakness that it previously identified and disclosed with respect to its second quarter 2006 financial statements as well as through its ongoing efforts (a) to implement its new ERP system, (b) to reconcile the records in its new ERP system and those in its legacy systems, and (c) to test its internal controls in the context of the new ERP system environment.  As part of these efforts, management is continuing (i) to carry out a comprehensive account reconciliation initiative to test and verify the accuracy and integrity of information recorded by, and data imported and input from the company’s legacy accounting systems into, the new ERP system, (ii) to train employees in the use of the new ERP system and the company’s established system of internal controls, and (iii) to promote adherence to those internal controls.  The company has also performed physical inventory counts and other confirmatory procedures.

“We are extremely disappointed that these errors exist,” said Abe Reichental, the company’s president and chief executive officer.  “Nevertheless, we believe that the remedial steps that we are taking to correct the control weaknesses that we found and disclosed at the end of the second quarter of 2006 helped us to uncover these errors and that the steps that we are taking to correct them will be of long-term benefit.”

The company believes that these errors impact the first and second quarters of 2006 and that they should lead to the recording of an increase in the net loss available to common stockholders previously reported for the second quarter of 2006 and, to a lesser extent, to the recording of an increase in the net loss available to common stockholders for the first quarter of 2006.

“Based upon information currently available, we also believe, while we are not in a position to release any definitive third-quarter 2006 financial information, that we will report a loss for the third quarter of 2006 reflecting the effect of the costs of the strategic initiatives and the other factors that affected our second-quarter financial results,” continued Reichental.  “However, we also believe that our consolidated revenue and backlog for the third quarter will exceed their previously reported second-quarter levels.”

Management of the company is also assessing whether there may have been errors in the financial statements contained in the company’s Form 10-K for the 2005 calendar year.  Based on the internal investigation conducted and information presented by the company’s management to date, neither the company’s management nor the Audit Committee has determined that there are related errors in the 2005 calendar year financial statements such that a restatement of those financial statements would be required.  However, as of the date of this filing, the company has not completed its investigations and confirmatory processes, and therefore has not definitively determined whether its estimates of anticipated adjustments for the 2006 periods may need to be changed or whether additional adjustments may be required for those periods or additional periods.

The company’s fourth quarter and full year 2005 financial statements included a $2.5 million credit to income to recognize as an asset a future tax benefit of the anticipated utilization of a portion of the company’s net operating loss carryforwards.  As part of the company’s ongoing internal investigation and confirmatory processes, the company expects to make a determination as to whether it continues to be appropriate to include such asset and its continuing effect in its consolidated financial statements.  While the elimination or reduction of such asset would reduce the company’s net income or increase its net loss in the period in which such adjustments were made, it would not affect the company’s cash flow in any period.

As a result of the errors described above, the company believes that material weaknesses in its internal control over financial reporting may exist in addition to the previously reported control deficiencies identified in connection with closing the company’s books for the second quarter of 2006.  The company is continuing to identify, quantify and correct any control deficiencies that may have resulted in errors in the company’s financial statements.

The company will file amendments to its Quarterly Reports on Form 10-Q for the first two quarters of 2006 to correct the identified errors as well as its Quarterly Report on Form 10-Q for the period ended September 30, 2006 as promptly as is practicable.

Following the end of the second quarter of 2006, the company received certain waivers for the second quarter under its current revolving credit facility.  The company is now assessing the impact of the anticipated financial restatements on its rights and obligations under its revolving credit facility and other agreements to which it is a party.  The company currently believes that the financial restatements will not impact its rights or obligations under any such other agreements, but has not completed its review of such matters.

Investor Call Scheduled

The company has scheduled a conference call and webcast for Monday, November 6, 2006 at 8:30 a.m. Eastern Time to discuss the proposed restatements.

•                  To access the conference call, dial 1-888-336-3485 (or 706-634-0653 from outside the United States).  A recording will be available two hours after completion of the call for seven days.  To access the recording, dial 1-800-642-1687 (or 706-645-9291 from outside the United States) and enter 9042579, the conference call ID number.

•                  To access the audio webcast, log onto 3D Systems’ website at www.3dsystems.com.  The link to the webcast is provided on the homepage of the website.  To ensure timely participation and technical capability, we recommend logging on a few minutes prior to the conference call to activate your participation.  The webcast will be available for replay beginning approximately 48 hours after completion of the call at: www.3dsystems.com under the Investor Relations’ section.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.   Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and expectations, including matters relating to the proposed restatements of the company’s financial statements and related matters described herein, and are necessarily subject to uncertainties, many of which are outside the control of the company.  The factors described under the headings “Forward-Looking Statements,” “Cautionary Statements and Risk Factors,” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems Corporation

3D Systems is a leading provider of Rapid 3-D Printing, Prototyping and Manufacturing solutions.  Its systems and materials reduce the time and cost of designing products and facilitate direct and indirect manufacturing by creating actual parts directly from digital input.  These solutions are used for design communication and prototyping as well as for production of functional end-use parts:  Transform your products.

More information on the company is available at www.3dsystems.com, or via email at moreinfo@3dsystems.com.

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